EMPLOYMENT AGREEMENT
(Bruce Edwards)

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of the 1st day of March, 2006 (the “Effective Date”), by and between ELITE FLIGHT SOLUTIONS, INC., a Delaware corporation (“Employer”), and Bruce Edwards, an individual residing in Ashburn, Virginia (“Employee”).

W I T N E S S E T H:

WHEREAS, Employer and Employee desire to enter into an agreement regarding Employee’s employment with Employer pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

1. Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer, as Chief Executive Officer of Employer, on the terms and condi-tions set forth in this Agreement.

2. Term of Employment. The term of Employee’s employment hereunder (the “Term”) shall commence as of March 1, 2006 (the “Commencement Date”), and shall continue (subject to termination by either Employer or Employee as hereinafter provided) for an initial term (the “Initial Term”) of three (3) years expiring on February 28, 2009 (the “Expiration Date”). At the expiration of the Initial Term, this Agreement shall automatically terminate, and Employer shall have no further obligation to Employee other than payment of any earned and unpaid Base Salary (as hereafter defined) under Section 3(a) and any earned and unpaid Signing Bonus (as hereafter defined) under Section 3(b), and Employee shall have no further obligation to Employer except as set forth in Sections 6, 7, 8 and 9.

3. Compensation and Other Benefits.

(a) As compensation for all services rendered by Employee in perfor-mance of Employee’s duties or obligations under this Agreement, Employer shall pay Employee a monthly Base Salary (the “Base Salary”) of Ten Thousand and No/100 Dollars ($10,000). Employee's Base Salary shall be payable in equal semi-monthly installments or in the manner and on the timetable which Employer's payroll is customarily handled or at such intervals as Employer and Employee may hereafter agree to from time to time.

(b) In addition to receiving the Base Salary provided for in Section 3(a), Employee shall, upon execution of this Agreement, earn a signing bonus (the “Signing Bonus”) of 6,000,000 shares (the “Compensation Shares”) of the company’s restricted stock. This bonus is intended to compensate the employee for the shortfall in cash compensation that an executive of his experience would otherwise receive. The Compensation Shares will be issued after the stock reverse as approved by the board of directors on February 14th, 2006 and will be issued with a restricted legend and will remain restricted for a period of three (3) years unless otherwise approved by the board of directors. The Board of Directors may from time to time authorize bonus payments to employee based on his contributions to the performance of the Company or such other criteria as the Board may establish, in addition to his regular salary and signing bonus.

(c) Employee shall be entitled to be reimbursed by Employer for all reasonable and necessary expenses incurred by Employee in carrying out Employee’s duties under this Agreement in accordance with Employer’s standard policies regarding such reimbursements.

(d) Employee shall be entitled during the Term, upon satisfaction of all eligibility requirements, if any, to participate in all health, dental, disability, life insurance and other benefit programs now or hereafter established by Employer which cover substantially all other of Employer's employees and shall receive such other benefits as may be approved from time to time by Employer.

4. Duties.

(a) Employee is employed to act as Chief Executive Officer of Employer or in such other office or position as shall be assigned to Employee from time to time by Employer, and to perform such duties as are commensurate with Employee’s position with Employer. Specifically, Employee is required pursuant to this Agreement to utilize his best efforts to originate equipment leases, establish and maintain relationships with financing institutions, and to work in a manner consistent with the highest industry practice.

(b) Employee agrees that during the period of employment, Employee shall devote his best efforts to Employee’s duties as an employee of Employer and Employee shall use Employee’s best efforts to perform the duties of Employee’s position in an efficient and competent manner and shall use Employee’s best efforts to promote the interests of Employer.

5. Termination of Employment. Employee’s employment under this Agreement shall terminate upon the earliest to occur of any of the following events (the actual date of such termination being referred to herein as the “Termination Date”):

(a) The expiration of the Agreement in accordance with Section 2.

(b) The death of Employee.

(c) The failure of Employee to be able to perform Employee’s duties hereunder for a period of not less than ninety (90) days by reason of disability. For purposes of this Agreement, Employee shall be deemed to have become disabled when Employer, upon the advice of a qualified physician, shall have determined that Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing Employee’s duties under this Agreement. Before making any termination decision pursuant to this Section 5(c)(6), Employer shall determine whether there is any reasonable accommodation (within the meaning of the Americans with Disabilities Act) which would enable Employee to perform the essential functions of Employee’s position under this Agreement despite the existence of any such disability. If such a reasonable accommodation is possible, Employer shall make that accommodation and shall not terminate Employee’s employment hereunder based on such disability.

(d) The termination of Employee’s employment by Employer under this Agreement for “Cause” (in which case prior notice from Employer shall not be required except as set forth in subparagraph (4) below), upon the occurrence of any of the following events:

(1) any embezzlement or wrongful diversion of funds of Employer or any affiliate of Employer by Employee;

(2)  gross malfeasance by Employee in the conduct of Employee’s duties;

(3)  breach of this Agree-ment and the failure to cure such breach within thirty (30) days after notice thereof has been delivered to Employee;

(4) gross neglect by Employee in carrying out Employee’s duties; or

(5) the charging of Employee with a felony or a crime involving moral turpitude.

If Employee’s employment is terminated for any of the reasons specified in Section 5(b), (c) or (d), or Employee terminates this Agreement for any reason prior to the expiration of the then-existing Term, Employer shall no longer be obligated to make the payments specified under Section 3 or to pay to Employee any other compensation or benefits whatsoever. Notwithstanding the foregoing, if for any reason Employee’s employment is terminated under paragraph 5(d) hereunder, any compensation payable under Sections 3(a), 3(b) or 3(c) which shall have been earned through the date of termination but not yet paid shall be paid by Employer to Employee or Employee’s estate, as the case may be, and employee shall be paid three months of base salary as of date of termination. If the employee voluntarily terminates his employment during the term of this agreement, he will forfeit the Signing Bonus payable under Section 3(b) unless otherwise approved by the Board of Directors.

6. Inventions and Creations Belong to Employer.

(a) Any and all customer lists, inventions, discoveries, improvements or creations (collectively, “Creations”) which Employee has conceived or made or may conceive or make during the period of employment in any way, directly or indirectly, connected with Employer’s business shall be the sole and exclusive property of Employer. Employee agrees that all copyrightable works created by Employee or under Employer’s direction in connection with Employer’s business are “works made for hire” and shall be the sole and complete property of Employer and those any and all copyrights to such works shall belong to Employer. To the extent any of the works described in the preceding sentence are not deemed to be “works made for hire,” Employee hereby assigns all proprietary rights, including copyright, in these works to Employer without further compensation.

(b) Employee further agrees to (i) disclose promptly to Employer all such Creations which Employee has made or may make solely, jointly or commonly with others during the period of employment to the extent connected with Employer’s business, (ii) assign all such Creations to Employer, and (iii) execute and sign any and all applications, assignments or other instruments which Employer may deem necessary in order to enable Employer, at Employer’s expense, to apply for, prosecute and obtain copyrights, patents or other proprietary rights in the United States and foreign countries or in order to transfer to Employer all right, title and interest in said Creations.

7. Confidentiality; Ownership of Information. Immediately upon inception of employment and contemporaneously with the execution of this Agreement, Employee shall have access to and become familiar with various trade secrets and proprietary and confidential information of Employer consisting of, but not limited to, records and other confidential information relating to equipment leasing (collectively, the “Confidential Information”), which are owned by Employer and regularly used in the business of Employer. Employee acknowledges that Employee will be provided with access to the Confidential Information in exchange for Employee’s covenant not to compete and his promise herein not to disclose the Confidential Information. Employee further acknowledges and agrees that the Confidential Information is secret and not generally known and is valuable, special, and unique to Employer, the disclosure of which could cause substantial injury and loss of profits and goodwill to Employer. Employee shall not hereafter use in any way or disclose, in whole or in part, any of the Confidential Information, directly or indirectly, either while employed by Employer or at any time thereafter, except as required or consented to in writing by Employer. All files, records, documents, information, data and similar items relating to the business of Employer, whether prepared by Employee or otherwise coming into Employee’s possession, shall remain the exclusive property of Employer and shall not be removed from the premises of Employer under any circumstances without the prior written consent of Employer (except in the ordinary course of business during Employee’s employment with Employer), and in any event shall be promptly delivered to Employer upon termination of Employee’s employment with Employer.

8. Non-Solicitation of Employees. During the Initial Term and any Renewal Term and for a period of six (6) months after the date of termination of employment for any reason, Employee will not in any way, directly or indirectly (i) induce or attempt to induce any employee of Employer to quit employment with Employer; (ii) otherwise interfere with or disrupt Employer’s relationship with its employees; (iii) solicit, entice or hire away any employee of Employer; or (iv) hire or engage any employee of Employer or any former employee of Employer whose employment with Employer ceased less than one year before the date of such hiring or engagement. Employee acknowledges that any attempt on the part of Employee to induce others to leave Employer’s employ, or any effort by Employee to interfere with Employer’s relationship with its other employees would be harmful and damaging to Employer.

9. Noncompete; Working for Competitor. Employee acknowledges and agrees that the proprietary information Employee acquires regarding Employer will enable Employee to injure Employer if Employee should compete with Employer. Therefore, Employee hereby agrees that Employee shall not, during Employee’s employment with Employer and, in the event of termination of this Agreement by Employer pursuant to Section 5(d) or by Employee for any reason, for a period of six (6) months after such termination or cessation of Employee’s employment with Employer, directly or indirectly, as a director, officer, agent, employee, consultant, or independent contractor or in any other capacity, invest (other than investments in publicly owned companies which constitute not more than 1% of the voting securities of any such company) or engage in, or provide employment, consulting, or other services to, or serve as an officer, director, or employee of, or consultant to, any person engaged in the current business of the Employer.
10. Employee’s Acknowledgement. It is the express intention of Employee and Employer to comply with Delaware law in effect as of the date of execution hereof. Employee stipulates that the provisions of this Agreement are not oppressive or overly burdensome to Employee and will not prevent Employee from earning an income following termination of this Agreement. Employee warrants and represents that:

a. Employee is familiar with non-solicitation and non-compete covenants;

b. Employee has discussed or acknowledges the opportunity to discuss the provisions of the non-solicitation and non-compete covenants contained herein with Employee’s attorney and has concluded that such provisions (including, without limitation, the right to equitable relief and the length of time provided for herein) are fair, reasonable and just under the circumstances;

c. Employee is fully aware of the obligations, limitations and liabilities included in the non-solicitation and non-compete covenants contained in this Agreement;

d. The scope of activities covered hereby is substantially similar to those activities to be performed by Employee under this Agreement;

e. The non-solicitation period and the non-compete period are reasonable restrictions, giving consideration to the following factors: (1) Employee and Employer reasonably anticipate that this Agreement, although terminable under certain provisions, will continue in effect for sufficient duration to allow Employee to attain superior bargaining strength and an ability for unfair competition with respect to the customers covered hereby; and (2) the duration of the non-solicitation and non-compete periods is reasonably necessary to allow Employer to restore its position of equivalent bargaining strength and fair competition with respect to those customers covered hereby; and

f. The limitations contained in this Agreement with respect to geographic area, duration and scope of activity are reasonable; however, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in this Agreement is unenforceable, it is the intention of the parties that such restrictive covenants set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render such covenants valid and enforceable.

11. Remedies; Injunction. In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that Employer, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law or in equity, shall be entitled to a permanent injunction without the necessity of proving actual monetary loss in order to prevent or restrain any such breach by Employee or by Employee’s partners, agents, representatives, servants, employees and/or any and all persons directly or indirectly acting for or with Employee. It is expressly understood between the parties that this injunctive or other equitable relief shall not be Employer’s exclusive remedy for any breach of this Agreement, and Employer shall be entitled to seek any other relief or remedy which it may have by contract, statute, law or otherwise for any breach hereof.

12. Notices. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Employer and Employee as follows:

If to Employer, at:	133 Salem Ave
Roanoke, VA 24011

or, if to Employee, at:	42544 Holly Hock Terrace, Apt. 204
Ashburn, VA 20148-4842

Notices shall be deemed properly delivered and received when and if either: (i) personally delivered; (ii) delivered by nationally-recognized overnight courier; (iii) when deposited in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid; or (iv) sent via facsimile transmission with confirmation mailed by regular U.S. mail. Any party may change its notice address for purposes hereof to any address within the continental United States by giving written notice of such change to the other parties hereto at least fifteen (15) days prior to the intended effective date of such change.

13. Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Employer and Employee shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all the remaining provisions of this Agreement shall remain in full force and effect.

14. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties, except for an assignment by Employer to a successor entity in a transaction validly approved by the managing members of Employer.

15. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and permitted assigns.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

17. Attorneys Fees. In the event of any dispute between the parties regarding this Agreement, the prevailing party shall be entitled to be reimbursed for such prevailing party’s attorney’s fees and costs of court (or cost of arbitration, as applicable) by the non-prevailing party.

18. Agreement Read, Understood and Fair. Employee has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of Employer.

19. Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter of this Agreement and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

EMPLOYER:

ELITE FLIGHT SOLUTIONS, INC.,
a Delaware corporation

By: ______________________
Dimple Hobbs, Secretary

EMPLOYEE:

____
BRUCE EDWARDS

Signature Page to Employment Agreement
(Bruce Edwards)

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